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As filed with the Securities and Exchange Commission on October 22, 2018

Registration No. 333-226188

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pintec Technology Holdings Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	7370 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

216, 2/F East Gate, Pacific Century Place
No. A2 Gongti North Road
Chaoyang District, Beijing
People's Republic of China
+86 (10) 8564-3600
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen's Road Central, Hong Kong +852 3740-4700	Chris K.H. Lin, Esq. Daniel Fertig, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852 2514-7600

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company    ☒

            If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)(3)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)

Class A ordinary shares, par value US$0.000125 per share(1)	29,986,250	US$1.71	US$51,405,000	US$6,230.29

(1)
American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No.333-227764). Each American depositary share represents seven Class A ordinary shares.

(2)
Includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes Class A ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(4)
Previously paid.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

 EXPLANATORY NOTE

        This Amendment No. 3 is being filed solely for the purpose of filing exhibit 1.1 to this registration statement on Form F-1, or the Registration Statement, and amending the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as the revised cover page and exhibit index of the Registration Statement. This Amendment No. 3 does not contain a copy of the prospectus included in the Registration Statement, which remains unchanged from that contained in the Amendment No. 2 to the Registration Statement filed on October 19, 2018. Accordingly, this Amendment No. 3 consists only of the cover page, this explanatory note and Part II of the Registration Statement.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our post-offering amended and restated memorandum and articles of association provide that each officer or director of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person's own dishonesty, willful default or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

        Pursuant to the form of indemnification agreement filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and senior officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

        The form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement will also provide for indemnification of us and our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

Purchaser	Date of Issuance	Number of Securities	Class of Securities	Consideration	Underwriting Discount and Commission
Wise Plus Limited	March 2, 2017	1	Ordinary Shares	US$0.000125	Not applicable
Wise Plus Limited	April 7, 2017	1	Ordinary Shares	US$0.000125	Not applicable
Wise Plus Limited	May 5, 2017	15,698,912	Ordinary Shares	US$1,962.36	Not applicable
Genius Hub Limited	May 5, 2017	23,722,804	Ordinary Shares	US$2,965.35	Not applicable
Rosy Range Global Limited	May 5, 2017	12,360,777	Ordinary Shares	US$1,545.10	Not applicable
Earnest Way International Limited	May 5, 2017	6,977,295	Ordinary Shares	US$872.16	Not applicable
CH Financial Holdings Ltd.	May 5, 2017	4,186,378	Ordinary Shares	US$523.30	Not applicable
Spring Fountain Holdings Limited	May 5, 2017	5,426,785	Ordinary Shares	US$678.35	Not applicable
Black Swan Investment Holdings Limited	May 5, 2017	1,000,000	Ordinary Shares	US$125.00	Not applicable
Up Sail Holdings Limited	May 5, 2017	400,000	Ordinary Shares	US$50.00	Not applicable
Diversity Ventures Limited	December 8, 2017	1,726,111	Ordinary Shares	US$215.76	Not applicable
Dreamland Ventures Limited	December 8, 2017	200,400	Ordinary Shares	US$25.05	Not applicable
China eCapital Investment Holdings, Ltd.	December 8, 2017	300,536	Ordinary Shares	US$37.57	Not applicable
		7,214	Series Seed-C Preferred Shares	US$0.90	Not applicable

Purchaser	Date of Issuance	Number of Securities	Class of Securities	Consideration	Underwriting Discount and Commission
Peak Capital Advisory Limited	December 8, 2017	2,500,000	Series Seed-A-1 Preferred Shares	US$312.50	Not applicable
Halvorson Ventures Limited	December 8, 2017	929,782	Series Seed-B Preferred Shares	US$116.22	Not applicable
		572,651	Series Seed-C Preferred Shares	US$71.58	Not applicable
Ventech China II SICAR	December 8, 2017	13,750,000	Series Seed-A-2 Preferred Shares	US$1,718.75	Not applicable
		3,165,886	Series Seed-B Preferred Shares	US$395.74	Not applicable
		763,535	Series Seed-C Preferred Shares	US$95.44	Not applicable
Zhong Capital Fund, L.P.	December 8, 2017	3,817,674	Series Seed-C Preferred Shares	US$715.81	Not applicable
Cheer Fortune Investment Limited	December 8, 2017	1,690,463	Series Seed-C Preferred Shares	US$211.31	Not applicable
Fuda Investment Inc.	December 8, 2017	218,371	Series Seed-C Preferred Shares	US$27.30	Not applicable
Moon Wan Sun Investments Company Limited	December 8, 2017	3,928,568	Series Seed-A-2 Preferred Shares	US$491.07	Not applicable
		904,538	Series Seed-B Preferred Shares	US$113.07	Not applicable
		1,450,715	Series Seed-C Preferred Shares	US$181.34	Not applicable
Xiaomi Ventures Limited	December 8, 2017	14,651,116	Series Seed-B Preferred Shares	US$1,831.39	Not applicable
		2,305,371	Series Seed-C Preferred Shares	US$288.17	Not applicable
Shunwei TMT III Limited	December 8, 2017	4,883,705	Series Seed-B Preferred Shares	US$610.46	Not applicable
		1,632,996	Series Seed-C Preferred Shares	US$204.12	Not applicable
Matrix Partners China III Hong Kong Limited	December 8, 2017	6,010,714	Series Seed-B Preferred Shares	US$751.34	Not applicable
		6,108,278	Series Seed-C Preferred Shares	US$763.53	Not applicable
Vertex Asia Fund Pte. Ltd.	December 8, 2017	4,207,500	Series Seed-B Preferred Shares	US$525.94	Not applicable
		763,534	Series Seed-C Preferred Shares	US$95.44	Not applicable
Magic Stone Hong Tao Alternative Fund, L.P.	December 8, 2017	2,003,571	Series Seed-B Preferred Shares	US$250.45	Not applicable
Magic Stone Alternative Private Equity Fund, L.P.	December 8, 2017	5,726,508	Series Seed-C Preferred Shares	US$715.81	Not applicable
Hillingdon Ventures Limited	December 8, 2017	500,893	Series Seed-B Preferred Shares	US$62.61	Not applicable
		167,486	Series Seed-C Preferred Shares	US$20.94	Not applicable
Sheen Profit Holdings Limited	December 8, 2017	38,177	Series Seed-C Preferred Shares	US$4.77	Not applicable
Investec Bank plc	December 8, 2017	10,689,488	Series Seed-C Preferred Shares	US$1,336.19	Not applicable
Delight Treasure Holdings Limited	December 8, 2017	2,366,957	Series Seed-C Preferred Shares	US$57.27	Not applicable
Prime Ever Group Limited	December 8, 2017	1,068,947	Series Seed-C Preferred Shares	US$133.62	Not applicable
Woo Foong Hong Limited	December 8, 2017	1,908,837	Series Seed-C Preferred Shares	US$238.60	Not applicable
Mandra iBase Limited	December 8, 2017	1,450,716	Series Seed-C Preferred Shares	US$181.34	Not applicable
Mandra iBase Limited		16,252,912	Series A-1 Preferred Shares	subscription price of convertible loans	Not applicable
Asembly Fintech Limited		4,550,815	Series A-1 Preferred Shares	subscription price of convertible loans	Not applicable
Shunwei TMT III Limited		1,300,233	Series A-1 Preferred Shares	subscription price of convertible loans	Not applicable

Purchaser	Date of Issuance	Number of Securities	Class of Securities	Consideration	Underwriting Discount and Commission
David Charles Desilets		1,300,233	Series A-1 Preferred Shares	subscription price of convertible loans	Not applicable
Asembly Fintech Limited		5,200,931	Series A-1 Preferred Shares	subscription price of convertible loans	Not applicable
Cheer Fortune Investment Limited		946,254	Series A-1 Preferred Shares	subscription price of convertible loans	Not applicable
Hillingdon Ventures Limited		650,116	Series A-1 Preferred Shares	subscription price of convertible loans	Not applicable
New Fortune Fund L.P.		18,201,422	Series A-2 Preferred Shares	$30,000,000	Not applicable
Genesis Ventures Limited		3,033,570	Series A-2 Preferred Shares	$5,000,000	Not applicable
True Radiant Limited		1,820,142	Series A-2 Preferred Shares	$3,000,000	Not applicable
Yang Zhizhong		1,213,428	Series A-2 Preferred Shares	$2,000,000	Not applicable
Delight Treasure Holdings Limited		2,548,199	Series A-2 Preferred Shares	$4,200,000	Not applicable
Asembly Fintech Limited		3,033,570	Series A-2 Preferred Shares	$5,000,000	Not applicable
Lucky P2P Limited		6,067,141	Series A-2 Preferred Shares	$10,000,000	Not applicable
Precise Noble Limited		910,071	Series A-2 Preferred Shares	$1,500,000	Not applicable
Sheen Profit Holdings Limited		182,014	Series A-2 Preferred Shares	$300,000	Not applicable
Mandra iBase Limited		910,071	Series A-2 Preferred Shares	$1,500,000	Not applicable
Woo Foong Hong Limited		910,071	Series A-2 Preferred Shares	$1,500,000	Not applicable

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)
Exhibits

        See Exhibit Index beginning on page II-5 of this registration statement.

(b)
Financial Statement Schedules

        Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.    UNDERTAKINGS.

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 Pintec Technology Holdings Limited
EXHIBIT INDEX

Exhibit Number		Description of Document
1.1		Form of Underwriting Agreement

3.1	*	Second Amended and Restated Memorandum and Articles of Association of the Registrant dated May 18, 2018, as currently in effect

3.2	*	Form of Third Amended and Restated Memorandum and Articles of Association of the Registrant, as effective upon the completion of this offering

4.1	*	Form of American Depositary Receipt (included in Exhibit 4.3)

4.2	*	Registrant's Specimen Certificate for ordinary shares

4.3	*	Form of Deposit Agreement among the Registrant, the depositary and holders of the American Depositary Shares

4.4	*	Amended and Restated Shareholders Agreement, dated as of May 18, 2018, between the Registrant and the holders of the Registrant's ordinary and preferred shares

5.1	*	Opinion of Travers Thorp Alberga regarding the validity of the ordinary shares being registered

8.1	*	Opinion of Travers Thorp Alberga regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

10.1	*	2017 Share Incentive Plan

10.2	*	Form of Indemnification Agreement with the Registrant's directors and senior officers

10.3	*	Form of Employment Agreement between the Registrant and an executive officer of the Registrant

10.4	*	English translation of Exclusive Business Cooperation Agreement between Sky City (Beijing) Technology Co., Ltd. and Anquying (Tianjin) Business Information Consulting Co., Ltd. dated December 13, 2017

10.5	*	English translation of Exclusive Option Agreement among Sky City (Beijing) Technology Co., Ltd., Anquying (Tianjin) Business Information Consulting Co., Ltd. and shareholders of Anquying (Tianjin) Business Information Consulting Co., Ltd. dated December 13, 2017

10.6	*	English translation of Equity Pledge Agreement among Sky City (Beijing) Technology Co., Ltd., Anquying (Tianjin) Business Information Consulting Co., Ltd. and shareholders of Anquying (Tianjin) Business Information Consulting Co., Ltd. dated December 13, 2017

10.7	*	English translation of the Power of Attorney by the shareholders of Anquying (Tianjin) Business Information Consulting Co., Ltd. dated December 13, 2017

10.8	*	English translation of Exclusive Business Cooperation Agreement between Pintec (Beijing) Technology Co., Ltd. and Xuanji Intelligence (Beijing) Technology Co., Ltd. dated December 13, 2017

Exhibit Number		Description of Document
10.9	*	English translation of Exclusive Option Agreement among Pintec (Beijing) Technology Co., Ltd., Xuanji Intelligence (Beijing) Technology Co., Ltd. and shareholders of Xuanji Intelligence (Beijing) Technology Co., Ltd. dated December 13, 2017

10.10	*	English translation of Equity Pledge Agreement among Pintec (Beijing) Technology Co., Ltd., Xuanji Intelligence (Beijing) Technology Co., Ltd. and shareholders of Xuanji Intelligence (Beijing) Technology Co., Ltd., dated December 13, 2017

10.11	*	English translation of the Power of Attorney by the shareholders of Xuanji Intelligence (Beijing) Technology Co., Ltd., dated December 13, 2017

10.12	*	English translation of Exclusive Business Cooperation Agreement between Pintec (Beijing) Technology Co., Ltd. and Pintec Jinke (Beijing) Technology Information Co., Ltd.

10.13	*	English translation of Exclusive Option Agreement among Pintec (Beijing) Technology Co., Ltd., Pintec Jinke (Beijing) Technology Information Co., Ltd. and shareholders of Pintec Jinke (Beijing) Technology Information Co., Ltd.

10.14	*	English translation of Equity Pledge Agreement among Pintec (Beijing) Technology Co., Ltd., Pintec Jinke (Beijing) Technology Information Co., Ltd. and shareholders of Pintec Jinke (Beijing) Technology Information Co., Ltd.

10.15	*	English translation of the Power of Attorney by the shareholders of Pintec Jinke (Beijing) Technology Information Co., Ltd.

10.16	*	English translation of Exclusive Business Cooperation Agreement between Pintec (Beijing) Technology Co., Ltd. and Beijing Hongdian Fund Distributor Co., Ltd. dated December 13, 2017

10.17	*	English translation of Exclusive Option Agreement among Pintec (Beijing) Technology Co., Ltd., Beijing Hongdian Fund Distributor Co., Ltd. and shareholders of Beijing Hongdian Fund Distributor Co., Ltd. dated December 13, 2017

10.18	*	English translation of Equity Pledge Agreement among Pintec (Beijing) Technology Co., Ltd., Beijing Hongdian Fund Distributor Co., Ltd. and shareholders of Beijing Hongdian Fund Distributor Co., Ltd. dated December 13, 2017

10.19	*	English translation of the Power of Attorney by the shareholders of Beijing Hongdian Fund Distributor Co., Ltd. dated December 13, 2017

10.20	†*	English translation of "Jiequhua" Business Cooperation Agreement by and among Tianjin Quna Internet Finance Information Technology Co., Ltd. and Shanghai Anquying Technology Co., Ltd. dated April 3, 2018

10.21	†*	English translation of "Naquhua" Business Cooperation Agreement by and among Shanghai Anquying Technology Co., Ltd. and Xi'an Quxie Financial Services Co., Ltd. dated December 25, 2017

10.22	†*	English translation of Supplemental Agreement (I) to Naquhua Business Cooperation Agreement by and among Shanghai Anquying Technology Co., Ltd. and Xi'an Quxie Financial Services Co., Ltd. dated February 2, 2018

10.23	†*	English translation of Supplemental Agreement (III) to Naquhua Business Cooperation Agreement by and among Shanghai Anquying Technology Co., Ltd. and Xi'an Quxie Financial Services Co., Ltd. dated May 1, 2018

Exhibit Number		Description of Document
10.24	*	Lerong Cooperation Agreement by and among Shanghai Anquying Technology Co., Ltd. and Beijing Lerong Duoyuan Information Technology Co., Ltd. dated August 30, 2016

10.25	*	Master Transaction Agreement by and between Pintec Technology Holdings Limited and Pintec Holdings Limited, dated December 1, 2017

10.26	*	Restructuring Agreement by and among Pintec Holdings Limited and Shareholders, dated December 1, 2017

10.27	*	Cooperation Framework Agreement by and between Pintec Technology Holdings Limited and Pintec Holdings Limited, dated December 1, 2017

10.28	*	Non-Competition Agreement by and between Pintec Technology Holdings Limited and Pintec Holdings Limited, dated December 1, 2017

10.29	*	Intellectual Property License Agreement by and between Pintec Technology Holdings Limited and Pintec Holdings Limited, dated December 1, 2017

10.30	*	Loan agreement between Shenzhen Qianhai Minheng Commericial Factoring Co., Ltd. and Xuan Zhang dated as of January 22, 2018, and amended as of March 9, 2018

10.31	*	2018 Share Incentive Plan

10.32	*	Loan agreement between Shenzhen Qianhai Minheng Commercial Factoring Co., Ltd. and Xijin (Shanghai) Venture Capital Management Co., Ltd. dated as of July 14, 2018

10.33	*	Loan agreement between Shenzhen Qianhai Minheng Commercial Factoring Co., Ltd. and Xijin (Shanghai) Venture Capital Management Co., Ltd. dated as of July 25, 2018

10.34	*	Supplementary Agreement to loan agreement between Shenzhen Qianhai Minheng Commercial Factoring Co., Ltd. and Xijin (Shanghai) Venture Capital Management Co., Ltd. dated as of August 21, 2018

21.1	*	Principal subsidiaries of the Registrant

23.1	*	Consent of PricewaterhouseCoopers Zhong Tian LLP, Independent Registered Public Accounting Firm

23.2	*	Consent of Travers Thorp Alberga (included in Exhibit 5.1)

23.3	*	Consent of Beijing Shihui Law Firm (included in Exhibit 99.2)

23.4	*	Consent of Oliver Wyman Consulting (Shanghai) Limited

23.5	*	Consent of Jimin Zhuo

24.1	*	Powers of Attorney (included on signature page)

99.1	*	Code of Business Conduct and Ethics of the Registrant

99.2	*	Opinion of Beijing Shihui Law Firm regarding certain PRC law matters

*
Previously filed.

†
Confidential treatment has been request for certain portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions have been omitted and filed separately with the Commission.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on October 22, 2018.

Pintec Technology Holdings Limited
By:	/s/ WEI WEI
	Name:	Wei Wei
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WEI WEI Name: Wei Wei	Chief Executive Officer and Director (principal executive officer)	October 22, 2018
/s/ STEVEN YUAN NING SIM Name: Steven Yuan Ning Sim	Chief Financial Officer (principal financial and accounting officer)	October 22, 2018
* Name: Jun Dong	Director	October 22, 2018
* Name: Jing Zhou	Director	October 22, 2018
* Name: Xiaomei Peng	Director	October 22, 2018
* Name: Chao Zhou	Director	October 22, 2018
* Name: Feng Hong	Director	October 22, 2018
* Name: Jiacheng Liu	Director	October 22, 2018

*By:	/s/ STEVEN YUAN NING SIM		October 22, 2018
	Name:	Steven Yuan Ning Sim Attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Pintec Technology Holdings Limited, has signed this registration statement or amendment thereto in Newark, Delaware, United State of America on October 22, 2018.

Authorized U.S. Representative
By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.
  ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  ITEM 9. UNDERTAKINGS.
Pintec Technology Holdings Limited EXHIBIT INDEX
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES